EXHIBIT I

EIB Group

Consolidated balance sheet as at 30 June 2004

In EUR ’000

ASSETS			30.06.2004 (unaudited)		31.12.2003
1.	Cash in hand, balances with central banks and post office banks		7,074		11,555

2.	Treasury bills eligible for refinancing with central banks		2,728,687		1,611,353

3.	Loans and advances to credit institutions (Note B)
	a) repayable on demand	140,777		219,757
	b) other loans and advances	23,023,825		13,287,301
	c) loans	99,932,020		95,734,289

			123,096,622		109,241,347
4.	Loans and advances to customers (Note B)
	Loans	116,985,093		110,897,513
	Specific provisions	- 183,000		- 179,000

			116,802,093		110,718,513
5.	Debt securities including fixed-income securities
	a) issued by public bodies	1,113,692		2,705,798
	b) issued by other borrowers	7,576,982		6,446,392

			8,690,674		9,152,190
6.	Shares & other variable-yield securities		986,372		937,949

7.	Intangible assets		7,660		8,075

8.	Property, furniture and equipment		128,781		125,666

9.	Other assets
	a) receivable on proportion of reserves and general provisions (Note E)	1,725,279		0
	b) sundry debtors	541,250		461,487
	c) Positive replacement values	5,129,386		6,536,736

			7,395,915		6,998,223

10.	Subscribed capital, called but not paid (Note E)		682,687		0

11.	Prepayments and accrued income		2,160,712		2,014,669

			262,687,277		240,819,540

The bracketed notes refer to the Notes to the Consolidated Financial Statements

LIABILITIES			30.06.2004 (unaudited)		31.12.2003
1.	Amounts owed to credit institutions

	a) repayable on demand	0		0

	b) with agreed maturity dates or periods of notice	278,921		308,203

			278,921		308,203

2.	Debts evidenced by certificates (Note C)
	a) debt securities in issue	211,080,208		191,297,963
	b) others	1,238,616		1,203,079

			212,318,824		192,501,042
3.	Other liabilities
	a) interest subsidies received in advance	265,496		260,207
	b) sundry creditors	1,281,872		969,372
	c) sundry liabilities	53,274		53,707
	d) Negative replacement values	15,470,891		16,925,122

			17,071,533		18,208,408

4.	Accruals and deferred income		3,334,935		3,323,993

5.	Provisions for liabilities and charges

	- Staff pension fund	589,089		561,199
	- Provision for guarantees issued	46,896		45,396

			635,985		606,595
6.	Minority interests		233,701		229,180

7.	Capital (Note E)
	Subscribed	163,653,737		150,000,000
	Uncalled	- 155,471,050		- 142,500,000

			8,182,687		7,500,000

8.	Consolidated reserves
	a) reserve fund	16,365,374		13,641,249
	b) additional reserves	213,098		- 365,214
	c) special supplementary reserves	0		0

			16,578,472		13,276,035
9.	Funds allocated to structured finance facility		500,000		500,000
10.	Funds allocated to venture capital operations		1,755,067		1,868,769
11.	Fund for general banking risks after appropriation		1,050,000		1,050,000
12.	Profit for the financial year
	before appropriation	747,152		1,392,315
	appropriation for the year to Fund for general banking risks	0		55,000

	profit to be appropriated		747,152		1,447,315

			262,687,277		240,819,540

Off-balance-sheet items

		30.06.2004 (unaudited)		31.12.2003
Commitments
- EBRD capital
. Uncalled		442,500		442,500
. To be paid in		8,438		16,875
- Undisbursed loans (Note B)

. Credit institutions	8,938,854		8,772,897
. Customers	32,435,739		31,591,535

		41,374,593		40,364,432
- Undisbursed venture capital operations		1,072,257		1,088,993

Guarantees
. In respect of loans granted by third parties		2,208,621		1,983,741
. In respect of venture capital operations		35,122		60,526
Fiduciary operations		4,593,901		4,552,056
Assets held on behalf of third parties
- Growth and environment	161		5,192
- SME Guarantee Facility	103,812		113,121
- European Technology Facility	98,381		98,044
- Map Equity	29,745		29,725
- Guarantee Fund treasury management	1,619,538		1,600,474
- Investment Facility - Cotonou	204,838		204,653
- Map Guarantee	14,935		17,966
- Seed Capital Action	91		103

		2,071,501		2,069,278

Special deposits for service of borrowings		111,973		160,176

Securities portfolio
. Securities receivable		437,827		18,309
. Securities payable		10,000		4,894
Nominal value of interest-rate swap		182,060,797		155,065,118

Nominal value of currency swap contracts payable		56,211,528		50,172,472

Nominal value of currency swap contracts receivable		50,569,882		43,213,019

Nominal value of put option granted to EIF minority shareholders (Note D)		255,465		254,520

Borrowings arranged but not yet signed		698,188		77,749

Swaps arranged but not yet signed		133		69

Securities lending		940,968		383,127

CONSOLIDATED PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED 30 JUNE 2004

in EUR ’000

			30.06.2004		30.06.2003		31.12.2003
			(Unaudited)		(Unaudited)

1.	Interest and similar income		4,450,247		4,459,755		8,831,507

2.	Interest and similar charges		- 3,566,690		- 3,595,754		- 7,081,687

3.	Commission income		32,424		16,563		66,457

4.	Commission expense		15		- 220		- 282

5.	Result on financial operations		10,360		- 79,153		14,148

6.	Other operating income		5,901		9,982		16,036

7.	General administrative expenses		- 125,264		- 113,533		- 254,072
	a) staff costs	- 93,967		- 84,581		- 185,176
	b) other administrative costs	- 31,297		- 28,952		- 68,896

8.	Value adjustments in respect of		- 7,218		- 7,919		- 18,407
	a) intangible assets	- 831		- 1,496		- 3,658
	b) tangible assets	- 6,387		- 6,423		- 14,749

9.	Value adjustment on loans and advances		- 4,000		0		- 44,627

10.	Value adjustment on venture capital operations		- 40,064		- 73,506		- 119,657

11.	Transfer to provision for guarantees issued		- 1,688		- 3,586		- 9,127

12.	Net profit from ordinary activities		754,023		612,629		1,400,289

13.	Minority interests		- 6,871		- 3,738		- 7,974

14.	Profit for the financial year		747,152		608,891		1,392,315

15.	Appropriation to Fund for general banking risks		0		0		55,000

16.	Profit to be appropriated		747,152		608,891		1,447,315

CONSOLIDATED CASH FLOW STATEMENT AS AT 30 JUNE 2004

In EUR ’000

		30.06.2004	30.06.2003
		(unaudited)	(unaudited)
A.	Cash flows from operating activities :
	Profit for the six-month period	747,152	608,891
	Adjustments :
	Transfer to provision for guarantees issued	1,500	439
	Value adjustments on tangible and intangible assets	7,218	7,919
	Value adjustment on venture capital operations	40,064	73,506
	Exchange adjustment	- 835	- 459
	(Decrease)/Increase in accrued interest and commissions payable and interest received in advance	10,942	- 290,344
	Decrease in accrued interest and commissions receivable	- 146,043	- 45,092
	Investment portfolio amortisation	39,135	406
	Changes in replacement values (others than borrowing’s swaps)	- 606,036	- 70,261
	Profit on operating activities :	93,097	285,005

	Net increase in loans	- 6,905,881	- 10,543,983
	Net balance on NCI operations	- 353,689	7,349
	Increase in treasury portfolio	- 87,936	- 158,238
	Increase in venture capital operations	0	- 50,344
	Increase in shares and other variable yield securities	- 1,633	992
	Decrease in securitised loans	60,129	888,256
	Specific provision on loans and advances	4,000	0
	Increase/(decrease) in other assets	124,875	124,282

	Net cash from operating activities	- 7,067,038	- 9,446,681

B.	Cash flows from investing activities :
	EBRD shares paid up	- 8,438	- 8,437
	Sales of securities	243,257	130,520
	Purchases of securities	- 282,115	- 146,598
	Increases in land, buildings and furniture	- 9,502	- 3,439
	Increases in intangible fixed assets	- 415	- 1,054

	Net cash from investing activities	- 57,213	- 29,008

C.	Cash flows from financing activities :

	Issue of borrowings	31,307,409	31,437,465
	Redemption of borrowings	- 12,927,246	- 14,119,192
	IAS 39 borrowings adjustments	- 1,395,423	- 3,935,500
	Changes in replacement values on borrowing’s swap	1,407,626	4,109,366
	Decrease in commercial paper	- 1,707,357	- 1,047,737
	Decrease in amounts owed to credit institutions	- 29,282	- 489,058
	Increase/(decrease) in other liabilities	349,767	- 337,731

	Net cash from financing activities	17,005,494	15,617,613

Summary statement of cash flows

Cash and cash equivalents at 1st of January	17,564,902	13,913,829

Net cash from :
(1) operating activities	- 7,067,038	- 9,446,681
(2) investing activities	- 57,213	- 29,008
(3) financing activities	17,005,494	15,617,613

Effects of exchange rate changes on loans, borrowings and swaps	127,943	- 452,635

Cash and cash equivalents at 30th June	27,574,088	19,603,118

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	7,074	22,095
Bills maturing within three months of issue	4,402,412	3,589,745
Loans and advances to credit institutions :
-accounts repayable on demand	140,777	415,700
-term deposits accounts	23,023,825	15,575,578
	27,574,088	19,603,118

Statement of movements in consolidated own funds

(in EUR ’000)

	30.06.2004	31.12.2003
Share Capital
Subscribed capital	163,653,737	150,000,000
Uncalled	- 155,471,050	- 142,500,000
Paid-in capital	8,182,687	7,500,000

Consolidated reserves and profit for the year:

Reserve fund
Balance at beginning of the year	13,641,249	10,000,000
Transfer from Additional reserves	0	2,217,060
Appropriation of prior year’s profit	998,846	1,424,189
Paid in by Member States	1,725,279	0
Balance at end of the year	16,365,374	13,641,249

Additional reserves
Balance at beginning of the year without IAS adjustments	- 131,182	3,711,915
Cumulative adjustments arising from the application of IAS 39	- 234,032	- 140,592

Balance at beginning of the year with IAS adjustments	- 365,214	3,571,323
Appropriation of prior year’s profit	562,172	- 126,037
Transfer to Paid in capital	0	- 1,500,000
Transfer to Reserve fund	0	- 2,217,060
Changes in fair value during the year and cashflow hedge impact	16,140	- 93,440
Balance at end of the year	213,098	- 365,214

Special supplementary reserves
Balance at beginning of the year	0	750,000
Appropriation of prior year’s profit	0	0
Transfer to Structured Finance facility	0	- 250,000
Transfer to Venture Capital Operations	0	- 500,000
Balance at end of the year	0	0

Fund for general banking risks
Balance at beginning of the year	1,105,000	1,080,000
Appropriation of prior year’s profit	- 55,000	25,000
Balance at end of the year	1,050,000	1,105,000

Funds allocated to structured finance facility
Balance at beginning of the year	500,000	250,000
Appropriation of prior year’s profit	0	0
Transfer from Special Supplementary Reserves	0	250,000
Balance at end of the year	500,000	500,000

Funds allocated to venture capital operations
Balance at beginning of the year	1,868,769	1,499,091
Appropriation of prior year’s profit	- 113,702	- 130,322
Transfer from Special Supplementary Reserves	0	500,000
Balance at end of the year	1,755,067	1,868,769

Profit for the year	747,152	1,392,315

Consolidated reserves and profit for the year:	20,630,691	18,142,119

Total consolidated own funds	28,813,378	25,642,119

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM

FINANCIAL STATEMENTS

NOTE A     Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2004 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2004 and December 31, 2003 are prepared on a consolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2004. The profit for the six-month period ended June 30, 2004 is not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

The unaudited condensed consolidated financial statements as at and for the periods ended June 30, 2004 and the financial statements as at and for the year ended December 31, 2003 were prepared in accordance with International Financial Reporting Standards (IFRS).

Certain prior-year figures have been reclassified to conform with the current year’s presentation.

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2003.

NOTE B     Summary Statement of Loans (In Eur ’000)

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	99,932,020	116,985,093	216,917,113

- Undisbursed portion	8,938,854	32,435,739	41,374,593

Aggregate loans granted	108,870,874	149,420,832	258,291,706

NOTE C     Long Term Obligations

[See following page for summary statement of debts.]

NOTE D     Commitment

Commitment to purchase the remaining EIF shares at a fixed future price.

Under the terms of this put option, the EIB is offering to buy these shares from the EIF’s other shareholders on June 30, 2005 for a price of EUR 315,000 per share.

This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at June 30, 2004 does not require any provision to be made by the Bank as a result of this commitment.

NOTE E     Subscribed Capital

As from the 1st May 2004, the subscribed capital has increased from 150 000 000 000 to 163 653 737 000, by virtue of the contributions of ten new Member States: Poland, Czech Republic, Hungary, Slovak Republic, Slovenia, Lithuania, Cyprus, Latvia, Estonia and Malta, and also the increase of the subscribed capital for Spain.

As a consequence of this capital increase, the ten new Member States also had to contribute to their share of reserves and general provision for the amounts outstanding as of April 30, 2004.

NOTE C—SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2004 (in EUR ’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2003	AVERAGE RATE	OUTSTANDING AT 30.06.2004	AVERAGE RATE	DUE DATES	31.12.2003	AVERAGE RATE	30.06.2004	AVERAGE RATE	OUTSTANDING AT 31.12.2003	OUTSTANDING AT 30.06.2004
EUR	85,203,015	4.75	87,527,761	4.41	2004/2040	34,511,322 +	2.36	35,266,415 +	2.29	119,714,337	122,794,176

GBP	45,444,668	5.81	54,003,313	5.76	2004/2040	3,290,559 -	3.72	6,239,038 -	4.47	42,154,109	47,764,275
DKK	228,341	6.00	228,722	6.00	2004/2010	70,454 +	1.95	70,572 +	1.94	298,795	299,294
SEK	568,833	4.43	531,979	4.13	2007/2011	1,438,342 +	2.68	1,428,103 +	1.97	2,007,175	1,960,082

USD	46,992,345	4.20	55,196,324	4.03	2004/2033	16,382,818 -	1.10	14,036,581 -	1.32	30,609,527	41,159,743
CHF	2,599,653	3.56	2,493,111	3.57	2004/2015	52,314 -	5.85	77,746 +	5.85	2,547,339	2,570,857
JPY	5,269,663	4.01	5,995,227	4.23	2004/2034	3,725,850 -	-0.16	4,420,514 -	-0.17	1,543,813	1,574,713
NOK	724,974	6.00	651,929	6.13	2004/2008	595,429 -	2.57	522,729 -	1.81	129,545	129,200
CAD	369,595	8.15	367,130	8.15	2004/2008	307,996 -	0.00	305,941 -	0.00	61,599	61,189
AUD	2,169,385	4.91	3,079,070	5.14	2005/2013	2,169,385 -	0.00	3,079,070 -	0.00	0	0
CZK	1,130,570	4.83	1,155,426	4.87	2005/2028	70,843 +	1.82	348,358 +	2.05	1,201,413	1,503,784
HKD	780,222	6.16	812,213	5.91	2004/2019	780,222 -	0.00	812,213 -	0.00	0	0
MTL	0	0.00	23,458	3.80	2009/2009	0 +	0.00	23,458 -	0.00	0	0
SIT	0	0.00	16,667	4.75	2014/2014	0 +	0.00	16,667 -	0.00	0	0
NZD	103,928	6.50	52,056	7.00	2007/2007	103,928 -	0.00	52,056 -	0.00	0	0
ZAR	769,477	11.23	1,024,968	10.50	2005/2018	416,795 -	7.32	540,964 -	7.73	352,682	484,004
HUF	489,524	7.70	852,544	7.53	2005/2012	82,225 -	12.02	447,472 -	11.15	407,299	405,072
PLN	442,779	8.60	537,603	7.92	2004/2017	153,592 -	5.36	104,381 -	5.54	289,187	433,222
TWD	1,122,754	4.14	1,070,351	4.07	2004/2013	1,122,754 -	0.00	1,070,351 -	0.00	0	0
SKK	94,792	5.00	97,871	5.00	2004/2028	114,161 +	8.29	117,868 +	8.29	208,953	215,739

Negative fair value adjustment (IAS 39)	- 2,003,476		- 3,398,899

TOTAL	192,501,042		212,318,824

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : 1,129 million). All such borrowings are hedged in full through swap operations.

EIB

Balance sheet

as at 30 June 2004

In EUR ’000

ASSETS			30.06.2004 (Unaudited)		31.12.2003
1.	Cash in hand, balances with central banks and post office banks		7,074		11,555

2.	Treasury bills eligible for refinancing with central banks		2,598,701		1,482,176

3.	Loans and advances to credit institutions (Note B)
	a) repayable on demand	110,210		195,633
	b) other loans and advances	22,966,825		13,257,301
	c) loans	99,932,020		95,734,289

			123,009,055		109,187,223

4.	Loans and advances to customers (Note B)
	Loans	116,437,296		110,286,636
	Specific provisions	- 175,000		- 175,000

			116,262,296		110,111,636

5.	Debt securities including fixed-income securities
	a) issued by public bodies	941,321		2,533,369
	b) issued by other borrowers	7,428,965		6,269,895

			8,370,286		8,803,264

6.	Shares & other variable-yield securities		920,352		878,079

7.	Participating interests (Note C)		264,165		264,832

8.	Intangible assets		7,660		8,075

9.	Property, furniture and equipment		122,700		119,958

10.	Other assets
	a) receivable on proportion of reserves and general provisions (Note E)	1,725,279		0
	b) sundry debtors	554,311		476,053

			2,279,590		476,053

11.	Subscribed capital, called but not paid (Note E)		682,687		0

12.	Prepayments and accrued income		2,827,457		2,735,527

			257,352,023		234,078,378

The bracketed notes refer to the Notes to the Financial Statements

LIABILITIES			30.06.2004 (Unaudited)		31.12.2003
1.	Amounts owed to credit institutions
	a) repayable on demand	0		0
	b) with agreed maturity dates or periods of notice	278,921		308,203

			278,921		308,203

2.	Debts evidenced by certificates (Note D)
	a) debt securities in issue	214,479,107		193,301,439
	b) others	1,238,616		1,203,079

			215,717,723		194,504,518

3.	Other liabilities
	a) interest subsidies received in advance	265,496		260,207
	b) sundry creditors	1,287,471		974,110
	c) sundry liabilities	46,855		47,970
	d) Currency swap contracts adjustment account	5,637,627		6,970,428

			7,237,449		8,252,715

4.	Accruals and deferred income		4,400,419		4,450,980

5.	Provisions for liabilities and charges
	Staff pension fund	588,314		560,499
	Provision for guarantees issued	17,941		17,941

			606,255		578,440

6.	Fund for general banking risks		1,050,000		1,050,000

7.	Capital (Note E)
	Subscribed	163,653,737		150,000,000
	Uncalled	- 155,471,050		- 142,500,000

			8,182,687		7,500,000

8.	Reserves
	a) reserve fund	16,365,374		13,641,249
	b) additional reserves	538,361		0
	c) special supplementary reserves	0		0

			16,903,735		13,641,249

9.	Funds allocated to structured finance facility		500,000		500,000
10.	Funds allocated to venture capital operations		1,755,067		1,868,769

11.	Profit for the financial year		719,767		1,423,504

			257,352,023		234,078,378

Off-balance-sheet items

		30.06.2004 (Unaudited)		31.12.2003
Commitments
- EBRD capital
. Uncalled		442,500		442,500
. To be paid in		8,438		16,875
- EIF capital
. Uncalled		951,200		953,600

- Undisbursed loans (Note B)
. Credit institutions	8,938,854		8,772,897
. Customers	32,435,739		31,591,535

		41,374,593		40,364,432
- Undisbursed venture capital operations		986,884		1,006,246

Guarantees
. In respect of loans granted by third parties		254,550		331,417
. In respect of venture capital operations		35,122		60,526
EIF treasury management		518,162		517,217
Assets held on behalf of third parties
- Guarantee Fund treasury management	1,619,538		1,600,474
- Investment Facility - Cotonou	204,838		204,653

		1,824,376		1,805,127

Special deposits for service of borrowings		111,973		160,176

Securities portfolio
. Securities receivable		437,827		18,309
. Securities payable		10,000		4,894

Nominal value of interest-rate swap		182,060,797		155,065,118

Nominal value of currency swap contracts payable		56,211,528		50,172,472

Nominal value of currency swap contracts receivable		50,569,882		43,213,019

Nominal value of put option granted to EIF minority shareholders (Note C)		255,465		254,520

Borrowings arranged but not yet signed		698,188		77,749

Swaps arranged but not yet signed		133		69

Securities lending		940,968		383,127

PROFIT AND LOSS ACCOUNT

FOR THE PERIOD ENDED 30 JUNE 2004

In EUR ’000

			30.06.2004		30.06.2003		31.12.2003
			(Unaudited)		(Unaudited)

1-	Interest and similar income		4,436,809		4,446,685		8,806,415

2-	Interest and similar charges		- 3,566,690		- 3,595,682		- 7,079,942

3-	Income from participating interests		4,771		4,556		4,556

4-	Commission income		22,157		9,108		49,607

5-	Commission expense		- 3,607		- 3,870		- 7,618

6-	Result on financial operations		- 4,235		3,198		- 4,631

7-	Other operating income		5,782		10,426		22,827

8-	General administrative expenses		- 119,992		- 108,659		- 249,372
	a) staff costs	- 89,834		-80,645		- 177,515
	b) other administrative costs	- 30,158		-28,014		- 71,857

9-	Value adjustments in respect of		- 7,049		- 7,742		- 18,059
	a) intangible assets	- 831		-1,496		- 3,658
	b) tangible assets	- 6,218		-6,246		- 14,401

10-	Value adjustment on loans and advances		0		0		- 40,627

11-	Value adjustment on venture capital operations		- 37,588		- 67,252		- 108,734

12-	Transfer to provision for guarantees issued		0		- 2,297		- 5,390

13-	Value adjustment on shares and other variable yield securities		- 10,591		2,273		- 528

14-	Transfer to Fund for general banking risks		0		0		55,000

15-	Profit for the financial year		719,767		690,744		1,423,504

CASH FLOW STATEMENT AS AT 30 JUNE 2004

In EUR ’000

		30.06.2004	30.06.2003
		(unaudited)	(unaudited)
A.	Cash flows from operating activities :
	Profit for six month period	719,767	690,744
	Adjustments :
	Value adjustments on tangible and intangible assets	7,049	7,742
	Value adjustment on shares and other variable yield securities	10,591	- 2,273
	Value adjustment on venture capital operations	37,588	67,252
	Exchange adjustment	- 835	- 459
	Decrease in accrued interest and commissions payable and interest received in advance	- 50,561	- 198,633
	Decrease in accrued interest and commissions receivable	- 91,930	- 150,099
	Investment portfolio amortisation	39,815	- 223

	Profit on operating activities :	671,484	414,051

	Net loan disbursements	- 19,630,111	- 17,263,509
	Repayments	12,661,150	7,058,949
	Net balance on NCI operations	0	7,349
	Increase in treasury portfolios	- 375,599	- 163,585
	Increase in venture capital operations	- 79,310	- 46,575
	Increase/(decrease) in shares and other variable yield securities	- 1,633	992
	Decrease in securitised loans	60,129	888,256
	Increase/(decrease) in other assets	126,379	129,915

	Net cash from operating activities	- 6,567,511	- 8,974,157

B.	Cash flows from investing activities :
	EBRD shares paid up	- 8,438	- 8,437
	Sales of EIF shares	667	0
	Sales of securities	234,766	102,418
	Purchases of securities	- 273,534	- 107,500
	Increases in land, buildings and furniture	- 8,960	- 3,122
	Increases in intangible fixed assets	- 415	- 953

	Net cash from investing activities	- 55,914	- 17,594

C.	Cash flows from financing activities :
	Issue of borrowings	31,307,409	31,437,465
	Redemption of borrowings	- 12,927,246	- 14,119,192
	Decreases in currency swaps payable	- 504,649	- 307,692
	Decreases in commercial paper	- 1,707,357	- 1,047,737
	Decreases in amounts owed to credit institutions	- 29,282	- 489,058
	Increase/(decrease) in other liabilities	345,350	- 339,073

	Net cash from financing activities	16,484,225	15,134,713

Summary statement of cash flows

Cash and cash equivalents at 1st of January	17,479,778	13,812,332

Net cash from :

(1) operating activities	- 6,567,511	- 8,974,157
(2) investing activities	- 55,914	- 17,594
(3) financing activities	16,484,225	15,134,713

Effects of exchange rate changes on loans, borrowings and swaps	127,943	- 452,635

Cash and cash equivalents at 30th June	27,468,521	19,502,659

Cash analysis (excluding investment and hedging portfolios)
Cash in hand, balances with central banks and post office banks	7,074	22,095
Bills maturing within three months of issue	4,384,412	3,534,245
Loans and advances to credit institutions :
-accounts repayable on demand	110,210	406,441
-term deposits accounts	22,966,825	15,539,878

	27,468,521	19,502,659

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL

STATEMENTS

NOTE A    Basis of Presentation

The accompanying unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2004 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2004. The profit for the six-month period ended June 30, 2004 is not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

These unaudited condensed financial statements as at and for the periods ended June 30, 2004 and the financial statements as at and for the year ended December 31, 2003 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2003.

NOTE B    Summary Statement of Loans (In Eur ‘000)

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	99,932,020	116,437,296	216,369,316

- Undisbursed portion	8,938,854	32,435,739	41,374,593

Aggregate loans granted	108,870,874	148,873,035	257,743,909

NOTE C    Participating Interests

•	This item for EUR 264,165,263 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,189,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

The Bank now holds 59.45% of the EIF’s subscribed capital as at June 30, 2004, after the sale of 26 shares since June 30, 2003.

•	Commitment to purchase the remaining EIF shares at a fixed future price.

Under the terms of this put option, the EIB is offering to buy these shares from the EIF’s other shareholders on June 30, 2005 for a price of EUR 315,000 per share.

This purchase price represents annual appreciation of 3% compared with the purchase offer made in 2000. The EIF’s financial situation as at June 30, 2004 does not require any provision to be made by the Bank as a result of this commitment.

NOTE D    Long Term Obligations

[See following page for summary statement of debts.]

NOTE E    Subscribed Capital

As from the 1st May 2004, the subscribed capital has increased from 150 000 000 000 to 163 653 737 000, by virtue of the contributions of ten new Member States: Poland, Czech Republic, Hungary, Slovak Republic, Slovenia, Lithuania, Cyprus, Latvia, Estonia and Malta, and also the increase of the subscribed capital for Spain.

As a consequence of this capital increase, the ten new Member States also had to contribute to their share of reserves and general provision for the amounts outstanding as of April 30, 2004.

NOTE D—SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2004 (in EUR ’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2003	AVERAGE RATE	OUTSTANDING AT 30.06.2004	AVERAGE RATE	DUE DATES	31.12.2003	AVERAGE RATE	30.06.2004	AVERAGE RATE	OUTSTANDING AT 31.12.2003	OUTSTANDING AT 30.06.2004
EUR	85,203,015	4.75	87,527,761	4.41	2004/2040	34,511,322 +	2.36	35,266,415 +	2.29	119,714,337	122,794,176

GBP	45,444,668	5.81	54,003,313	5.76	2004/2040	3,290,559 -	3.72	6,239,038 -	4.47	42,154,109	47,764,275
DKK	228,341	6.00	228,722	6.00	2004/2010	70,454 +	1.95	70,572 +	1.94	298,795	299,294
SEK	568,833	4.43	531,979	4.13	2007/2011	1,438,342 +	2.68	1,428,103 +	1.97	2,007,175	1,960,082

USD	46,992,345	4.20	55,196,324	4.03	2004/2033	16,382,818 -	1.10	14,036,581 -	1.32	30,609,527	41,159,743
CHF	2,599,653	3.56	2,493,111	3.57	2004/2015	52,314 -	5.85	77,746 +	5.85	2,547,339	2,570,857
JPY	5,269,663	4.01	5,995,227	4.23	2004/2034	3,725,850 -	- 0.16	4,420,514 -	- 0.17	1,543,813	1,574,713
NOK	724,974	6.00	651,929	6.13	2004/2008	595,429 -	2.57	522,729 -	1.81	129,545	129,200
CAD	369,595	8.15	367,130	8.15	2004/2008	307,996 -	0.00	305,941 -	0.00	61,599	61,189
AUD	2,169,385	4.91	3,079,070	5.14	2005/2013	2,169,385 -	0.00	3,079,070 -	0.00	0	0
CZK	1,130,570	4.83	1,155,426	4.87	2005/2028	70,843 +	1.82	348,358 +	2.05	1,201,413	1,503,784
HKD	780,222	6.16	812,213	5.91	2004/2019	780,222 -	0.00	812,213 -	0.00	0	0
MTL	0	0.00	23,458	3.80	2009/2009	0 +	0.00	23,458 -	0.00	0	0
SIT	0	0.00	16,667	4.75	2014/2014	0 +	0.00	16,667 -	0.00	0	0
NZD	103,928	6.50	52,056	7.00	2007/2007	103,928 -	0.00	52,056 -	0.00	0	0
ZAR	769,477	11.23	1,024,968	10.50	2005/2018	416,795 -	7.32	540,964 -	7.73	352,682	484,004
HUF	489,524	7.70	852,544	7.53	2005/2012	82,225 -	12.02	447,472 -	11.15	407,299	405,072
PLN	442,779	8.60	537,603	7.92	2004/2017	153,592 -	5.36	104,381 -	5.54	289,187	433,222
TWD	1,122,754	4.14	1,070,351	4.07	2004/2013	1,122,754 -	0.00	1,070,351 -	0.00	0	0
SKK	94,792	5.00	97,871	5.00	2004/2028	114,161 +	8.29	117,868 +	8.29	208,953	215,739

TOTAL	194,504,518		215,717,723

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : 1,129 million). All such borrowings are hedged in full through swap operations.